Exhibit 10.2

EXECUTION COPY

INTERCREDITOR AGREEMENT

by and among

BANK OF AMERICA, N. A.,

as First Lien Agent,

and

BSP AGENCY, LLC,

as Second Lien Agent,

dated as of April 9, 2019

TABLE OF CONTENTS

i

TABLE OF CONTENTS (Cont’d)

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INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of April 9, 2019, between:

(a) BANK OF AMERICA, N.A., in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacity, the “First Lien Agent”) for (i) the financial institutions party from time to time to the First Lien Credit Agreement referred to below (such financial institutions, together with their respective successors, assigns and transferees, the “First Lien Lenders”) and (ii) any First Lien Bank Products Affiliates and First Lien Cash Management Affiliates (each as defined below) (such First Lien Bank Products Affiliates and First Lien Cash Management Affiliates, together with the First Lien Agent and the First Lien Lenders, the “First Lien Secured Parties”);

(b) BSP AGENCY, LLC, in its capacity as administrative agent and collateral agent (together with its successors and assigns in such capacity, the “Second Lien Agent”) for the financial institutions party from time to time to the Second Lien Credit Agreement referred to below (such financial institutions, together with their respective successors, assigns and transferees, the “Second Lien Lenders” and together with the Second Lien Agent and the Second Lenders, the “Second Lien Secured Parties”); and acknowledged by

(c) RESTORATION HARDWARE, INC., a Delaware corporation, as a Domestic Borrower and the Lead Borrower (as those terms are defined in the First Lien Credit Agreement), the Other Domestic Borrowers (as defined in the First Lien Credit Agreement), RESTORATION HARDWARE CANADA, INC., a British Columbia company, as the Canadian Borrower (as defined in the First Lien Credit Agreement, and collectively with the Lead Borrower and the Other Domestic Borrowers, the “Borrower”), and the Guarantors (as defined in the First Lien Credit Agreement).

RECITALS

A. Pursuant to that certain Eleventh Amended and Restated Credit Agreement dated as of June 28, 2017, by and among the Borrower, the Guarantors (as hereinafter defined), the First Lien Lenders and the First Lien Agent (as such agreement was amended on June 12, 2018, as further amended on November 23, 2018, and as further amended on April 4, 2019, and as may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the “First Lien Credit Agreement”), the First Lien Lenders have agreed to make certain loans to or for the benefit of the Borrower.

B. Pursuant to the Amended and Restated Guaranty dated as of January 30, 2015 (as the same may be amended, supplemented, restated and/or otherwise modified in accordance with the terms hereof, the “First Lien Guaranty”) by certain subsidiaries of the Borrower (the “Guarantors”) in favor of the First Lien Secured Parties, the Guarantors have agreed to guarantee the payment and performance of the Borrower’s obligations under the First Lien Loan Documents (as hereinafter defined) as provided in the First Lien Guaranty.

C. Pursuant to that certain Guaranty dated as of August 3, 2011 (as the same may be amended, supplemented, restated and/or otherwise modified in accordance with the terms hereof, the “Canadian Guaranty”) by the Borrower in favor of the First Lien Secured Parties, the Borrower has agreed to guarantee the payment and performance of the Canadian Borrower’s obligations under the First Lien Loan Documents (as hereinafter defined) as provided in the Canadian Guaranty.

C. As a condition to the effectiveness of the First Lien Credit Agreement and to secure the obligations of the Borrower and the Guarantors (the Borrower, the Guarantors and each other direct or indirect subsidiary of the Borrower that is now or hereafter becomes a party to any First Lien Loan Document, collectively, the “First Lien Loan Parties”) under and in connection with the First Lien Loan Documents, the First Lien Loan Parties have granted to the First Lien Agent (for the benefit of the First Lien Secured Parties) Liens on the Collateral (as hereinafter defined).

D. Pursuant to that certain Second Lien Term Loan Agreement dated as of the date hereof, by and among the Borrower, the Guarantors, the Second Lien Lenders and the Second Lien Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the “Second Lien Loan Agreement”), the Second Lien Lenders have agreed to make certain loans to the Borrower.

E. Pursuant to the Guaranty (as the same may be amended, supplemented, restated and/or otherwise modified in accordance with the terms hereof, the “Second Lien Guaranty”) by the Guarantors in favor of the Second Lien Secured Parties, the Guarantors have agreed to guarantee the payment and performance of the Borrower’s obligations under the Second Lien Loan Documents (as hereinafter defined) as provided in the Second Lien Guaranty.

F. As a condition to the effectiveness of the Second Lien Credit Agreement and to secure the obligations of the Borrower and the Guarantors (the Borrower, the Guarantors and each other direct or indirect subsidiary of the Borrower that is now or hereafter becomes a party to any Second Lien Loan Document, collectively, the “Second Lien Loan Parties”) under and in connection with the Second Lien Loan Documents, the Second Lien Loan Parties have granted to the Second Lien Agent (for the benefit of the Second Lien Secured Parties) Liens on the Collateral.

G. Each of the First Lien Agent (on behalf of the First Lien Secured Parties) and the Second Lien Agent (on behalf of the Second Lien Secured Parties) and, by their acknowledgment hereof, the First Lien Loan Parties and the Second Lien Loan Parties, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1. UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Promissory Notes, Records, Securities Accounts, Security, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.

Section 1.2. Other Definitions. Subject to Section 1.1, as used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, any Person which, directly or indirectly, controls, is controlled by or is under common control with any Person.

“Agent(s)” means individually the First Lien Agent or the Second Lien Agent and collectively means both the First Lien Agent and the Second Lien Agent.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Bank Products” shall have the meaning assigned to that term in the First Lien Credit Agreement as in effect on the date hereof.

“Bank Product Obligations” shall mean all obligations with respect to Bank Product Agreements.

“Bank Product Agreement” shall mean any agreement pursuant to which a First Lien Bank Product Affiliate agrees to provide Bank Products to a Loan Party.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“Borrower” shall have the meaning assigned to that term in the introduction to this Agreement.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or New York, New York are authorized or required by law to remain closed (or are in fact closed).

“Cash Management Services” shall have the meaning assigned to that term in the First Lien Credit Agreement as in effect on the date hereof.

“Cash Management Services Agreement” shall mean any agreement pursuant to which any First Lien Cash Management Affiliate agrees to provide Cash Management Services.

“Collateral” shall mean all Property now owned or hereafter acquired by the Borrower or any Guarantor in or upon which a Lien is granted to the First Lien Agent or the Second Lien Agent under any of the First Lien Security Documents or the Second Lien Security Documents, together with all rents, issues, profits, products and Proceeds thereof, other than the Excluded Term Loan Collateral, which shall neither constitute Collateral for any purposes of this Agreement, nor otherwise be subject to the term, conditions or provisions of this Agreement.

“Control Collateral” shall mean any Collateral consisting of any Certificated Security (as defined in Section 8-102 of the Uniform Commercial Code), Investment Property, Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

“Discharge of First Lien Obligations” shall mean (a) the payment in full in cash of all outstanding First Lien Obligations (other than (i) contingent indemnity obligations with respect to then unasserted claims (ii) any First Lien Obligations relating to Bank Products (including Swap Contracts) that, at such time, are allowed by the applicable Bank Product provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any First Lien Obligations relating to Cash Management Services that, at such time, are allowed by the applicable provider of such Cash Management Services to remain outstanding without being required to be repaid); and (b) the termination of all commitments to make Loans or issue Letters of Credit under the First Lien Credit Agreement. If, at any time prior to or simultaneously with the occurrence of the Discharge of First Lien Obligations, the Loan Parties enter into (x) any refinancing of the First Lien Obligations, which refinancing is permitted under the terms of this Agreement or (y) DIP Financing provided by one or more of the First Lien Lenders and the First Lien Agent to one or more Loan Parties and such DIP Financing is entered into in accordance with Section 6.1, then, in each case, the Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement.

“Discharge of Second Lien Obligations” shall mean (a) the payment in full in cash of all outstanding Second Lien Obligations (other than (i) contingent indemnity obligations with respect to then unasserted claims, (ii) any Second Lien Obligations relating to Bank Products (including Swap Contracts) that, at such time, are allowed by the applicable Bank Product provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Second Lien Obligations relating to Cash Management Services that, at such time, are allowed by the applicable provider of such Cash Management Services to remain outstanding without being required to be repaid); and (b) the termination of all commitments to make Loans or otherwise extend credit under the Second Lien Loan Documents. If, at any time prior to or simultaneously with the occurrence of the Discharge of Second Lien Obligations, the Loan Parties enter into (x) any refinancing of the Second Lien Obligations, which refinancing is permitted under the terms of this Agreement, or (y) DIP Financing provided by one or more of the Second Lien Lenders and/or the Second Lien Agent to one or more Loan Parties and such DIP Financing is entered into in accordance with Section 6.1, then the Discharge of Second Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement.

“Disposition” shall mean the sale, transfer, license, sublicense, lease or other disposition of any property by any Person, whether in one transaction or in a series of transactions.

“Due Diligence” shall have the meaning given such term in Section 3.3(c).

“Excess First Lien Obligations” shall mean First Lien Obligations constituting the aggregate outstanding principal amount of loans and outstanding amount of letters of credit made, issued or incurred pursuant to the First Lien Loan Documents in excess of the Maximum First Lien Facility Amount and any interest, fees (including early termination fee, make-whole payment or prepayment fee) or reimbursement obligations accrued on or with respect to such excess amounts.

“Excess Second Lien Obligations” shall mean Second Lien Obligations constituting the aggregate outstanding principal amount of loans made pursuant to the Second Lien Loan Documents in excess of the Maximum Second Lien Facility Amount and any interest, fees or reimbursement obligations accrued on or with respect to such excess amounts.

“Excluded Term Loan Collateral” shall mean any leasehold interest of any Second Lien Loan Party, to the extent that such leasehold constitutes Collateral under the Second Lien Loan Documents.

“Exercise of Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Secured Party of any action to enforce or realize upon any Lien in the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code or other applicable law;

(b) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien in the Collateral under any of the Loan Documents, under applicable law, in an Insolvency Proceeding or otherwise, including, without limitation, the exercise by a Secured Party of any voting rights relating to any equity interests included in the Collateral;

(c) the appointment on the application of a Secured Party, of a receiver, receiver and manager, or interim receiver of all or part of the Collateral; and

(d) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law in respect of the Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) acceleration by the relevant Secured Parties of the maturity of the First Lien Obligations or the Second Lien Obligations, as the case may be, (ii) the filing of a proof of claim in any Insolvency Proceeding or seeking adequate protection, (iii) the exercise of rights by the First Lien Agent upon the occurrence of a Cash Dominion Event (as defined in the First Lien Credit Agreement as in effect on the date hereof) including the notification of licensees or other account debtors, depository institutions or any other Person to deliver Proceeds of Collateral to the First Lien Agent, or (iv) the consent by the First Lien Agent to a disposition by any Loan Party of any of the Collateral, other than in connection with clauses (a), (b) or (d) above.

“First Lien Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent” under any First Lien Credit Agreement.

“First Lien Bank Products Affiliate” shall mean the First Lien Agent, any First Lien Lender or any Affiliate of any First Lien Lender or First Lien Agent that has entered into an agreement relating to Bank Products with a First Lien Loan Party with the obligations of such First Lien Loan Party thereunder being secured by one or more First Lien Security Documents, together with their respective successors, assigns and transferees.

“First Lien Cash Management Affiliate” shall mean any First Lien Agent, First Lien Lender or any Affiliate of an First Lien Lender or First Lien Agent that provides Cash Management Services to any of the First Lien Loan Parties with the obligations of such First Lien Loan Parties thereunder being secured by one or more First Lien Security Documents, together with their respective successors, assigns and transferees.

“First Lien Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the First Lien Obligations in accordance with the terms hereof (including any credit agreement in connection with a DIP Financing provided by any of the First Lien Secured Parties pursuant to Section 6.1(a) hereof), whether by the same or any other agent, lender or group of lenders; provided that any such amendment, modification or refinancing shall be in accordance with the terms and conditions of this Agreement.

“First Lien Event of Default” shall mean an “Event of Default” as defined in the First Lien Credit Agreement.

“First Lien Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any further guaranty made by any Guarantor guaranteeing the payment and performance of the First Lien Obligations.

“First Lien Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” under any First Lien Credit Agreement.

“First Lien Loan Documents” shall mean the First Lien Credit Agreement, the First Lien Guaranty, the Canadian Guaranty, the First Lien Security Documents, the Issuer Documents, all agreements relating to Bank Products between any First Lien Loan Party and any First Lien Bank Products Affiliate, all Cash Management Services Agreements between any First Lien Loan Party and any First Lien Cash Management Affiliate, those other ancillary agreements as to which any First Lien Secured Party is a party or a beneficiary and all other related agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any First Lien Loan Party or any of its respective subsidiaries or Affiliates, and delivered to the First Lien Agent or any other First Lien Secured Party, in connection with any of the foregoing or any First Lien Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“First Lien Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“First Lien Obligations” shall mean all obligations (including all “Obligations” under and as defined in the First Lien Credit Agreement) of every nature of each First Lien Loan Party from time to time owed to the First Lien Secured Parties, or any of them, under any First Lien Loan Document (including any obligations in connection with a DIP Financing provided by any of the First Lien Secured Parties pursuant to Section 6.1(a) hereof), whether for principal, interest, reimbursement of amounts drawn under letters of credit, payments for early termination of Bank Products, Cash Management Services, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the First Lien Loan Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. For clarity, First Lien Obligations include interest, fees, expenses, indemnities and all other amounts owing or due under the terms of the First Lien Credit Agreement or any other First Lien Loan Documents regardless of whether such claim is allowed or allowable in any Insolvency Proceeding.

“First Lien Recovery” shall have the meaning set forth in Section 5.3(a).

“First Lien Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

“First Lien Security Documents” shall mean all “Security Documents” as defined in the First Lien Credit Agreement, and all other security agreements, mortgages, deeds of trust and other security documents executed and delivered in connection with the First Lien Loan Documents, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement.

“Governmental Authority” shall mean any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

“Guarantor” shall have the meaning assigned to such term in the recitals to this Agreement.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, administration, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under any Debtor Relief Laws.

“Lender(s)” means individually, the First Lien Lenders or the Second Lien Lenders and collectively means all of the First Lien Lenders and the Second Lien Lenders.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, security interest, charge, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise, but excluding any right of set off arising by operation of law or pursuant to agreements entered into in the ordinary course of business), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale) or other title retention agreement, any capitalized lease, any synthetic lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of the foregoing.

“Lien Priority” shall mean with respect to any Lien of the First Lien Secured Parties or the Second Lien Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Loan Documents” shall mean the First Lien Loan Documents and the Second Lien Loan Documents.

“Loan Parties” shall mean the First Lien Loan Parties and the Second Lien Loan Parties.

“Maximum First Lien Facility Amount” shall mean, on any date of determination thereof, a principal amount equal to (a) $720,000,000, plus (b) First Lien Obligations under Bank Product Agreements and Cash Management Services Agreements, plus (c) an amount not to exceed $72,000,000 from time to time that may be borrowed or incurred as loans prior to any Insolvency Proceeding with respect to the Lead Borrower, plus (d) after the occurrence of an Insolvency Proceeding, up to an additional 10% of the aggregate Loans (as defined in the First Lien Credit Agreement) outstanding under the First Lien Credit Agreement immediately prior to the commencement of such Insolvency Proceeding, extended pursuant to DIP Financing permitted under Section 6.1(a) hereof, minus (e) the amount of any permanent repayment of the First Lien Obligations made after the date hereof or any commitment reduction of the First Lien Obligations after the date hereof.

“Maximum Second Lien Facility Amount” shall mean, on any date of determination thereof, a principal amount equal to (a) $200,000,000, plus (b) an additional $20,000,000 in aggregate principal amount of second lien indebtedness under the Second Lien Loan Documents, plus (c) any additional principal amount extended pursuant to DIP Financing permitted under Sections 6.1(b) or 6.1(e) hereof.

“Party” shall mean the First Lien Agent or the Second Lien Agent, and “Parties” shall mean both the First Lien Agent and the Second Lien Agent.

“Payment of Maximum First Lien Facility Amount” shall mean (a) the payment in full in cash of all First Lien Obligations not to exceed the Maximum First Lien Facility Amount and (b) the termination of all commitments to make Loans of issue Letters of Credit under the First Lien Credit Agreement. If, at any time prior to or simultaneously with the occurrence of the Payment of Maximum First Lien Facility Amount, the Loan Parties enter into any refinancing of the First Lien Obligations, which refinancing is permitted under the terms of this Agreement, then, in each case, Payment of Maximum First Lien Facility Amount shall automatically be deemed not to have occurred for all purposes of this Agreement.

“Payment of Maximum Second Lien Facility Amount” shall mean the payment in full in cash of all Second Lien Obligations not to exceed to the Maximum Second Lien Facility Amount. If, at any time prior to or simultaneously with the occurrence of the Payment of Maximum Second Lien Facility Amount, the Loan Parties enter into any refinancing of the Second Lien Obligations, which refinancing is permitted under the terms of this Agreement, then, in each case, Payment of Maximum Second Lien Facility Amount shall automatically be deemed not to have occurred for all purposes of this Agreement.

“Person” shall mean an individual, corporation, limited liability company, partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Notice” shall have the meaning set forth in Section 7.1.

“Remedy Standstill Period” shall mean the period commencing on the date of the First Lien Agent’s receipt of written notice from the Second Lien Agent that a Second Lien Event of Default has occurred and is continuing and that the Second Lien Agent intends to commence the Exercise of Secured Creditor Remedies, and ending on the earliest to occur of (i) the date which is 180 days after receipt of such notice, (ii) the “Maturity Date” under the Second Lien Credit Agreement, and (iii) the date on which the Payment of Maximum First Lien Facility Amount has occurred. Such written notice from the Second Lien Agent to the First Lien Agent shall reference this Agreement, and shall declare a “Remedy Standstill Period” to commence.

“Reorganization Securities” shall have the meaning set forth in Section 6.9.

“Second Lien Agent” shall have the meaning assigned to that term in the introduction to this Agreement and shall include any successor thereto as well as any Person designated as the “Agent” under any Second Lien Credit Agreement.

“Second Lien Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement and shall include any other agreement extending the maturity of, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the Second Lien Obligations in accordance with the terms hereof, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder; provided that any such amendment, modification or refinancing shall be in accordance with the terms and conditions of this Agreement.

“Second Lien Event of Default” shall mean an “Event of Default” as defined in the Second Lien Credit Agreement.

“Second Lien Guaranty” shall have the meaning assigned to that term in the recitals to this Agreement and shall also include any further guaranty made by a Guarantor guaranteeing the payment and performance of the Second Lien Obligations.

“Second Lien Lenders” shall have the meaning assigned to that term in the introduction to this Agreement, as well as any Person designated as a “Lender” under any Second Lien Credit Agreement.

“Second Lien Loan Documents” shall mean the Second Lien Credit Agreement, the Second Lien Guaranty, the Second Lien Security Documents, those other ancillary agreements as to which any Second Lien Secured Party is a party or a beneficiary and all other related agreements, instruments, documents and certificates, now or hereafter executed by or on behalf of any Second Lien Loan Party or any of its respective subsidiaries or Affiliates, and delivered to the Second Lien Agent, in connection with any of the foregoing or any Second Lien Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Second Lien Loan Parties” shall have the meaning assigned to that term in the recitals to this Agreement.

“Second Lien Obligations” shall mean all obligations (including all “Obligations” under and defined in the Second Lien Loan Agreement) of every nature of each Second Lien Loan Party from time to time owed to the Second Lien Secured Parties or any of them, under any Second Lien Loan Document (including any obligations in connection with a DIP Financing provided by any of the Second Lien Secured Parties pursuant to Section 6.1 hereof), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Second Lien Loan Party, would have accrued on any Second Lien Obligation), fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the Second Lien Loan Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Second Lien Obligations shall include all of the foregoing regardless of whether such amount or claim is allowed or allowable in any Insolvency Proceeding.

“Second Lien Recovery” shall have the meaning set forth in Section 5.3(b).

“Second Lien Remedies Exercise Date” shall mean the date following the Remedy Standstill Period and identified in the prior written notice delivered by the Second Lien Agent to the First Lien Agent as provided in Section 2.3, provided that the Second Lien Remedies Exercise Date shall not be deemed to have occurred if: (i) upon the expiration of the Remedy Standstill Period the First Lien Agent is diligently pursuing in good faith the Exercise of Secured Creditor Remedies against all or a material portion of the Collateral; or (ii) the Second Lien Event of Default giving rise to the Remedy Standstill Period is no longer continuing at the time of such Second Lien Remedies Exercise Date.

“Second Lien Secured Parties” shall have the meaning assigned to that term in the introduction to this Agreement.

“Second Lien Security Documents” shall mean all “Security Documents” as defined in the Second Lien Credit Agreement, and all other security agreements, mortgages, deeds of trust and other security documents executed and delivered in connection with any Second Lien Credit Agreement, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Secured Parties” shall mean the First Lien Secured Parties and the Second Lien Secured Parties.

“Swap Contract” shall have the meaning assigned to that term in the First Lien Credit Agreement.

“Triggering Event” means (a) the acceleration of the First Lien Obligations and notification by the First Lien Agent to the Second Lien Agent that the First Lien Agent intends to commence the Exercise of Secured Creditor Remedies with respect to any material portion of the Collateral, or (b) the commencement of an Insolvency Proceeding with respect to any Loan Party.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Section 1.3. Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein); provided that any terms used herein which are defined by reference to the First Lien Credit Agreement or the Second Lien Credit Agreement and are subject to the modification restrictions set forth in Section 5.2 of this Agreement shall mean such terms as defined in the First Lien Credit Agreement as of the date hereof or the Second Lien Credit Agreement as of the date hereof, as the case may be, without giving effect to any modifications or amendments thereto except to the extent that such definitions have been modified or amended in accordance with this Agreement; and provided further that any such modifications or amendments shall be deemed to be automatically incorporated herein by reference. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.

ARTICLE 2.

LIEN PRIORITY

Section 2.1. Priority of Liens.

(a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the First Lien Agent or the First Lien Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the Second Lien Agent or the Second Lien Secured Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the First Lien Agent or the Second Lien Agent (or First Lien Secured Parties or Second Lien Secured Parties) in any Collateral, (iii) any provision of the Uniform Commercial Code, Debtor Relief Laws or any other applicable law, or of the First Lien Loan Documents or the Second Lien Loan Documents, (iv) whether the First Lien Agent or the Second Lien Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the First Lien Obligations or the Second Lien Obligations are advanced or made available to the Loan Parties, or (vi) any failure of the First Lien Agent or the Second Lien Agent to perfect its Lien in the Collateral, the subordination of any Lien on the Collateral securing any First Lien Obligations or Second Lien Obligations, as applicable, to any Lien securing any other obligation of the Borrower or any Guarantor, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any First Lien Obligations or Second Lien Obligations, the First Lien Agent, on behalf of itself and the First Lien Secured Parties, and the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, hereby agree that:

(1) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Second Lien Agent or any Second Lien Secured Party that secures all or any portion of the Second Lien Obligations shall in all respects be junior and subordinate to all Liens granted to the First Lien Agent and the First Lien Secured Parties in the Collateral to secure all or any portion of the First Lien Obligations (other than the Excess First Lien Obligations);

(2) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the First Lien Agent or any First Lien Secured Party that secures all or any portion of the First Lien Obligations (other than the Excess First Lien Obligations) shall in all respects be senior and prior to all Liens granted to the Second Lien Agent or any Second Lien Secured Party in the Collateral to secure all or any portion of the Second Lien Obligations;

(3) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the First Lien Agent or any First Lien Secured Party that secures all or any portion of the Excess First Lien Obligations shall in all respects be junior and subordinate to all Liens granted to the Second Lien Agent or any Second Lien Secured Party in the Collateral to secure all or any portion of the Second Lien Obligations (other than the Excess Second Lien Obligations);

(4) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Second Lien Agent or any Second Lien Secured Party that secures all or any portion of the Second Lien Obligations (other than Excess Second Lien Obligations) shall in all respects be senior and prior to all Liens granted to the First Lien Agent and the First Lien Secured Parties in the Collateral to secure all or any portion of the Excess First Lien Obligations;

(5) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the First Lien Agent or any First Lien Secured Party that secures the Excess First Lien Obligations shall in all respects be senior and prior to all Liens granted to the Second Lien Agent and the Second Lien Secured Parties in the Collateral to secure all or any portion of the Excess Second Lien Obligations; and

(6) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Second Lien Agent or any Second Lien Secured Party that secures the Excess Second Lien Obligations shall in all respects be junior and subordinate to all Liens granted to the First Lien Agent and the First Lien Secured Parties in the Collateral to secure all or any portion of the Excess First Lien Obligations.

(b) The Second Lien Agent, for and on behalf of itself and the Second Lien Secured Parties, acknowledges and agrees that, prior to or concurrently herewith, the First Lien Agent, for the benefit of itself and the First Lien Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which the Second Lien Agent has been granted Liens and the Second Lien Agent hereby consents thereto. The First Lien Agent, for and on behalf of itself and the First Lien Secured Parties, acknowledges and agrees that, concurrently herewith, the Second Lien Agent, for the benefit of itself and the Second Lien Secured Parties, has been, or may be, granted Liens upon all of the Collateral in which the First Lien Agent has been granted Liens and the First Lien Agent hereby consents thereto. The subordination of Liens by the Second Lien Agent and the First Lien Agent in favor of one another as set forth herein shall not be deemed to subordinate the Second Lien Agent’s Liens or the First Lien Agent’s Liens to the Liens of any other Person nor be affected by the subordination of such Liens to any other Lien.

Section 2.2. Waiver of Right to Contest Liens.

(a) The Second Lien Agent, for and on behalf of itself and the Second Lien Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the First Lien Agent and the First Lien Secured Parties in respect of the Collateral or the provisions of this Agreement. The Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties, agrees that none of the Second Lien Agent or the Second Lien Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the First Lien Agent or any First Lien Secured Party under the First Lien Loan Documents with respect to the Collateral, subject to and in accordance with the terms of this Agreement. The Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties, hereby waives any and all rights it or the Second Lien Secured Parties may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the First Lien Agent or any First Lien Secured Party seeks to enforce its Liens in any Collateral. The foregoing shall not be construed to prohibit the Second Lien Agent from enforcing the provisions of this Agreement.

(b) The First Lien Agent, for and on behalf of itself and the First Lien Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the Second Lien Agent or the Second Lien Secured Parties in respect of the Collateral or the provisions of this Agreement. The First Lien Agent, for itself and on behalf of the First Lien Secured Parties, agrees that none of the First Lien Agent or the First Lien Secured Parties will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the Second Lien Agent or any Second Lien Secured Party under the Second Lien Loan Documents with respect to the Collateral, subject to and in accordance with the terms of this Agreement. The foregoing shall not be construed to prohibit the First Lien Agent from enforcing the provisions of this Agreement.

(c) Each of the Second Lien Agent, each Second Lien Secured Party, the First Lien Agent and each First Lien Secured Party agrees (i) that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the Second Lien Agent and each Second Lien Secured Party, against either the First Lien Agent or any other First Lien Secured Party, and in the case of the First Lien Agent and each other First Lien Secured Party, against either the Second Lien Agent or any other Second Lien Secured Party, seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of this Agreement, and none of such Parties shall be liable for any such action taken or omitted to be taken, or (ii) it will not be a petitioning creditor or otherwise assist in the filing of an involuntary Insolvency Proceeding.

(d) Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

Section 2.3. Remedies Standstill.

(a) Following the occurrence of any Second Lien Event of Default and until the Second Lien Remedies Exercise Date, the Second Lien Agent may not commence or continue the Exercise of Any Secured Creditor Remedies in respect of the Collateral. On or after the Second Lien Remedies Exercise Date, upon ten (10) Business Days prior written notice to the First Lien Agent (which may be given prior to the Second Lien Remedies Exercise Date), the Second Lien Agent may take, for the benefit of the Second Lien Secured Parties, one or more of the following actions at the same or different times:

(1) the Exercise of Any Secured Creditor Remedies (including, without limitation, foreclosure upon and taking possession of the Collateral); and

(2) exercise any and all other remedies under the Second Lien Loan Documents and applicable law available to the Second Lien Secured Parties with respect to the Collateral.

In no event shall the Second Lien Agent commence or continue an Exercise of Any Secured Creditor Remedies where the Second Lien Event of Default giving rise to the Standstill Period solely resulted from a cross-default to a First Lien Event of Default that is cured or waived by the First Lien Agent, in which case such corresponding Second Lien Event of Default resulting solely from the cross-default, shall be deemed cured or waived by the Second Lien Agent; provided that, if an independent Second Lien Event of Default exists and remains uncured under the Second Lien Credit Agreement, the Second Lien Agent may exercise remedies to the extent permitted pursuant to this Section 2.3.

(b) Prior to the Payment of the Maximum First Lien Facility Amount, all Proceeds of the Collateral received by the Second Lien Agent (other than Reorganization Securities) shall be turned over to the First Lien Agent for prompt application in accordance with Section 4.1 hereof. This Section 2.3 shall not be construed to in any way limit or impair the rights of the Second Lien Agent to join and participate in (but not control or object to in any way) any foreclosure or other Exercise of Secured Creditor Remedies with respect to the Collateral initiated by the First Lien Agent, so long as it does not delay or interfere in any material respect with the exercise by the First Lien Secured Parties of their respective rights as provided in this Agreement.

(c) Nothing contained herein shall impair the Second Lien Agent’s or any Second Lien Secured Party’s rights (i) to exercise any remedies against any of the Loan Parties (other than any Exercise of Secured Creditor Remedies against any the Collateral) pursuant to the Second Lien Loan Documents; (ii) to accelerate any of the Second Lien Obligations; (iii) to make demand upon any Loan Party or any other Person liable on the Second Lien Obligations; (iv) to institute a lawsuit to collect its debt; provided, however, that in the event that the Second

Lien Agent or any Second Lien Secured Party becomes a judgment Lien creditor in respect of the Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the Second Lien Obligations are subject to this Agreement; (v) to exercise any of its rights or remedies with respect to the Collateral as and when permitted by Section 2.3(a), (vi) to file a claim or statement of interest with respect to the Second Lien Obligations; (vii) to take any action (not adverse to the priority and perfection status of, and validity of, the Liens of the First Lien Agent, or the rights of the First Lien Agent in its Exercise of Secured Creditor Remedies in respect thereof, as permitted hereunder) in order to create, perfect, preserve or protect its Lien on the Collateral; (viii) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including, without limitation, any claims secured by the Collateral, if any, in each case not otherwise in contravention of the terms of this Agreement; (ix) to exercise (in connection with an Insolvency Proceeding or otherwise) any rights or remedies available to unsecured creditors or file any pleadings, objections, motions, or agreements which assert rights or interests available to unsecured creditors arising under the Second Lien Loan Documents, any Debtor Relief Laws or applicable non-bankruptcy law, in each case, so long as such action is not otherwise prohibited by the explicit terms of this Agreement; (x) to bid for or purchase any Collateral at any public, private or judicial foreclosure upon such Collateral initiated by the First Lien Agent or any sale of any Collateral during an Insolvency Proceeding; provided that such bid may not include a “credit bid” unless the cash proceeds of such bid paid on the closing date of the purchase are otherwise sufficient to cause the Payment of Maximum First Lien Facility Amount; or (xi) to vote on any plan of reorganization, arrangement or compromise or any proposal, file any proof of claim, make other filings and make any arguments and motions in any Insolvency Proceeding that are, in each case, not otherwise prohibited by the terms of this Agreement.

(d) Nothing contained herein shall impair the First Lien Agent’s or any First Lien Secured Party’s rights (i) to exercise any remedies against any of the Loan Parties or the Collateral pursuant to the First Lien Loan Documents; (ii) to accelerate any of the First Lien Obligations; (iii) to make demand upon any Loan Party or any other Person liable on the First Lien Obligations; (iv) to institute a lawsuit to collect its debt; provided that any Lien resulting from any judgment Lien that shall secure any Excess First Lien Obligations shall be subject to the lien priority and other terms of this Agreement; (v) to file a claim or statement of interest with respect to the First Lien Obligations; (vi) to take any action (not adverse to the perfection status of, and validity of, the Liens of the Second Lien Agent, or the rights of the Second Lien Agent to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral subject to the other terms of this Agreement; (vii) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the First Lien Secured Parties, including, without limitation, any claims secured by the Collateral, if any, in each case not otherwise in contravention of the terms of this Agreement; (viii) to exercise (in connection with an Insolvency Proceeding or otherwise) any rights or remedies available to unsecured creditors or file any pleadings, objections, motions, or agreements which assert rights or interests available to unsecured creditors arising under the First Lien Loan Documents, any Debtor Relief Laws or applicable non-bankruptcy law, in each case, so long as such action is not otherwise prohibited by the explicit terms of this Agreement; and (ix) to vote on any plan of reorganization, arrangement or compromise or any proposal, file any proof of claim, make other filings and make any arguments and motions in any Insolvency Proceeding that are, in each case, not otherwise prohibited by or inconsistent with the terms of this Agreement.

Section 2.4. Release of Liens.

In the event of (A) any private or public sale of all or any portion of the Collateral in connection with any Exercise of Secured Creditor Remedies by the First Lien Agent or with the consent of the First Lien Agent after the occurrence and during the continuance of a First Lien Event of Default, or (B) any sale, transfer or other disposition of all or any portion of the Collateral, so long as such sale, transfer or other disposition is then permitted by the First Lien Loan Documents and the Second Lien Loan Documents or consented to by the requisite First Lien Lenders and the requisite Second Lien Lenders, the Second Lien Agent agrees, on behalf of itself and the Second Lien Lenders that such sale, transfer or other disposition will be free and clear of the Liens on such Collateral securing the Second Lien Obligations, and the Second Lien Agent’s and the Second Lien Secured Parties’ Liens with respect solely to the Collateral so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the First Lien Secured Parties’ Liens on such Collateral; provided that, such release by the Second Lien Agent is also conditioned on (i) the Second Lien Secured Parties’ Liens in respect of the Proceeds of such Collateral so sold, transferred, or disposed shall continue to exist with the priority of such Liens remaining subject to the terms of this Agreement; and (ii) the Proceeds of such Collateral shall be applied on a dollar for dollar basis to permanently reduce the First Lien Obligations and the Second Lien Obligations in accordance with Section 4.1. In furtherance of, and subject to, the foregoing, the Second Lien Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the First Lien Agent in connection therewith. The Second Lien Agent hereby appoints the First Lien Agent and any officer or duly authorized person of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney to be exercised if the Second Lien Agent does not take such action within ten (10) Business Days after written notice, in the place and stead of the Second Lien Agent and in the name of the Second Lien Agent or in the First Lien Agent’s own name, from time to time, in the First Lien Agent’s reasonable discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer.

Section 2.5. No New Liens. (a) Until the date upon which the Discharge of First Lien Obligations shall have occurred, the parties hereto agree that no Second Lien Secured Party shall acquire or hold any Lien (other than any judgment lien as set forth in Section 2.3(c) above) on any assets of any Loan Party securing any Second Lien Obligation which assets are not also subject to the Lien of the First Lien Agent under the First Lien Loan Documents, other than the Excluded Term Loan Collateral. If any Second Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Second Lien Obligation which assets are not also subject to the Lien of the First Lien Agent under the First Lien Loan Documents (other than the Excluded Term Loan Collateral), then the Second Lien Agent (or the relevant Second Lien Secured Party) shall, without the need for any further consent of any other Second Lien Secured Party, the Borrower or any Guarantor and notwithstanding anything to the contrary in any other Second Lien Loan Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the First Lien Agent as security for the First Lien Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the First Lien Agent in writing of the existence of such Lien.

(b) Until the date upon which the Discharge of Second Lien Obligations shall have occurred, the parties hereto agree that no First Lien Secured Party shall acquire or hold any Lien (other than any judgment lien as set forth in Section 2.3(c) above) on any assets of any Loan Party securing any First Lien Obligation which assets are not also subject to the Lien of the Second Lien Agent under the Second Lien Loan Documents. If any First Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any First Lien Obligation which assets are not also subject to the Lien of the Second Lien Agent under the Second Lien Loan Documents, then the First Lien Agent (or the relevant First Lien Secured Party) shall, without the need for any further consent of any other First Lien Secured Party, the Borrower or any Guarantor and notwithstanding anything to the contrary in any other First Lien Loan Document be deemed to also hold and have held such Lien as agent or bailee for the benefit of the Second Lien Agent as security for the Second Lien Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Second Lien Agent in writing of the existence of such Lien.

Section 2.6. Waiver of Marshalling.

Until the Payment of Maximum First Lien Facility Amount, the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3.

ACTIONS OF THE PARTIES

Section 3.1. Certain Actions Permitted. The Second Lien Agent and the First Lien Agent may make such demands or file such claims in respect of the Second Lien Obligations or the First Lien Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Nothing in this Agreement shall prohibit the receipt by the Second Lien Agent or any Second Lien Secured Party of the payments of interest, principal and other amounts owed in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of (a) the Exercise of any Secured Creditor Remedies in violation of this Agreement, or (b) the enforcement of any Lien held by the Second Lien Agent or any Second Lien Secured Party in contravention of this Agreement. Nothing in this Agreement shall prohibit the receipt by the First Lien Agent or any First Lien Secured Party of the payments of interest, principal and other amounts owed in respect of the First Lien Obligations.

Section 3.2. Agent for Perfection. The First Lien Agent, for and on behalf of itself and each First Lien Secured Party, acknowledges and agrees to hold all Control Collateral in its possession, custody, or control (or in the possession, custody, or control of agents or bailees for the First Lien Agent) as agent and bailee for the benefit of, and on behalf of, the Second Lien Agent and the Second Lien Secured Parties solely for the purpose of perfecting the security interest granted to the Second Lien Agent in such Collateral, subject to the terms and conditions of this Section 3.2. In furtherance of the foregoing, Second Lien Agent, on behalf of the Second Lien Secured Parties, hereby appoints First Lien Agent as bailee for purposes of maintaining a perfected Lien on behalf of such Second Lien Secured arties in such Control Collateral. None of the First Lien Agent or the First Lien Secured Parties shall have any obligation whatsoever to the Second Lien Agent or the Second Lien Secured Parties to assure that the Collateral is genuine or owned by the Borrower, any Guarantor, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the First Lien Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Control Collateral as agent for the Second Lien Agent for purposes of perfecting the Lien held by the Second Lien Agent. The First Lien Agent is not and shall not be deemed to be a fiduciary of any kind for the Second Lien Secured Parties or any other Person.

Section 3.3. Sharing of Information and Access; Notices of Default.

(a) In the event that the First Lien Agent shall, in the exercise of its rights under the First Lien Security Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to the Collateral, the First Lien Agent shall, upon request from the Second Lien Agent and as promptly as practicable thereafter, either make available to the Second Lien Agent such books and records for inspection and duplication or provide to the Second Lien Agent copies thereof. In the event that the Second Lien Agent shall, in the exercise of its rights under the Second Lien Security Documents or otherwise, receive possession or control of (i) any books and records of any Loan Party which contain information identifying or pertaining to any of the Collateral, the Second Lien Agent shall, upon request from the First Lien Agent and as promptly as practicable thereafter, either make available to the First Lien Agent such books and records for inspection and duplication or provide the First Lien Agent copies thereof or (ii) any Excluded Term Loan Collateral prior to Second Lien Remedies Exercise Date, Second Lien Agent and First Lien Agent shall use commercially reasonable efforts to enter into an access agreement, to the extent that First Lien Agent has notified Second Lien Agent of its intention to Exercise Secured Creditor Remedies requiring access to such Excluded Term Loan Collateral.

(b) Each Agent shall give to the other Agent concurrently with the giving thereof to any Loan Party (a) a copy of any written notice by such Agent of an First Lien Event of Default or a Second Lien Event of Default, as the case may be, or a written notice of demand for payment from any Loan Party and (b) a copy of any written notice sent by such Agent to any Loan Party stating such Agent’s intention to Exercise of any Secured Creditors’ Remedies or to exercise any other material enforcement rights or remedies with respect to the Collateral against such Loan Party, including written notice pertaining to any foreclosure on all or any material part of its Liens or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided that the failure of any Agent to give such required notice shall not result in any liability to such Agent or affect the enforceability of any provision of this Agreement, including the relative priorities of the Liens of the Agents and Secured Parties as provided herein, and shall not affect the validity or effectiveness of any such notice as against any Loan Party or of any action taken pursuant to such notice or in relation to the events giving rise thereto; provided, further, that the foregoing shall not in any way impair any claims that any Agent may have against the other Agent as a result of any failure of such Agent to provide any notice in connection with a foreclosure against the Collateral by such Agent as required under applicable law.

(c) Each Agent agrees to promptly provide the other Agent copies of all collateral appraisals, results of field examinations, results of physical inventories and tax and other lien searches, in each case, to the extent requested by the other Agent (collectively “Due Diligence”) with respect to the Loan Parties or the Collateral (to the extent not prohibited by any third parties that prepared such materials) and each Agent consents to the Loan Parties providing the other Agent with copies of such Due Diligence (to the extent not prohibited by any third parties that prepared such materials). The failure of any Agent to provide Due Diligence materials shall not, in any case, (a) impair any of the rights, privileges or obligations under this Agreement or (b) give rise to any claim, cause of action or liability by any Agent or Secured Party or any person conducting such appraisals and commercial finance audits. Each Agent, for itself and on behalf of its respective Secured Parties, acknowledges and agrees that the preparation of Due Diligence may be subject to the cooperation of the cooperation of the Loan Parties and neither the other Agent, such Agent’s respective Secured Parties nor any of their respective agents, consultants, advisors, counsel or employees make any representation or warranties whatsoever, including, without limitation, any representation as to the completeness or accuracy of the Due Diligence, either at the time the Due Diligence was prepared or at the present time and such information is provided for informational purposes only, and may not be relied upon by such other Agent, such other Secured Parties or any other party, in any manner whatsoever. Each Agent, for itself and on behalf of its respective Secured Parties, further acknowledges and agrees that the Due Diligence shall not give rise to any claim or cause of action or liability against, and shall be provided without recourse to, the other Agent, such other Agent’s respective Secured Parties or any agent, consultant, advisor, counsel or employees thereof. Each Agent, for itself and on behalf of its respective Secured Parties, agrees that it shall use such Due Diligence in connection with its administration under the applicable Credit Documents. The Loan Parties irrevocably authorize each Agent to provide the other Agent with copies of Due Diligence.

Section 3.4. Insurance. Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The First Lien Agent and the Second Lien Agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral. Prior to the Payment of Maximum First Lien Facility Amount, the First Lien Agent shall have the sole and exclusive right, as against the Second Lien Agent, to adjust settlement of insurance claims with respect to the Collateral in a commercially reasonable manner. After the Payment of Maximum First Lien Facility Amount but prior to the Payment of Maximum Second Lien Facility Amount, the Second Lien Agent shall have the sole and exclusive right, as against the First Lien Agent, to adjust settlement of insurance claims with respect to the Collateral in a commercially reasonable manner. After the Payment of Maximum Second Lien Facility Amount, the First Lien Agent shall have the sole and exclusive right, as against the Second Lien Agent, to adjust settlement of insurance claims with respect to the Collateral in a commercially reasonable manner. Upon the receipt of any proceeds of insurance by the First Lien Agent or the Second Lien Agent, such proceeds shall be applied as set forth in Section 4.1 hereof. Prior to the Payment of Maximum First Lien Facility Amount, the Second Lien Agent hereby appoints the First Lien Agent and any officer or duly authorized person of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney to make any endorsements as agent for the Second Lien Agent or any such other Second Lien Secured Parties; provided that such appointment shall be exercised only if the Second Lien Agent does not make such endorsement within ten (10) Business Days after written notice. After the Payment of Maximum First Lien Facility Amount, the First Lien Agent hereby appoints the Second Lien Agent and any officer or duly authorized person of the Second Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney to make any endorsements as agent for the First Lien Agent or any such other First Lien Secured Parties; provided that such appointment shall be exercised only if the First Lien Agent does not make such endorsement within ten (10) Business Days after written notice.

Section 3.5. No Additional Rights For the Loan Parties Hereunder. If any First Lien Secured Party or Second Lien Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Loan Parties shall not be entitled to use such violation as a defense to any action by any First Lien Secured Party or Second Lien Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Lien Secured Party or Second Lien Secured Party.

Section 3.6. Payments Over.

So long as the Discharge of First Lien Obligations has not occurred, any Collateral or Proceeds thereof received by the Second Lien Agent or any Second Lien Secured Parties in connection with the Exercise of Secured Creditor Remedies or any other exercise of any right or remedy (including set off) relating to the Collateral (other than Reorganization Securities) shall be segregated and held in trust and forthwith paid over to the First Lien Agent in the same form as received, with any necessary endorsements for application in accordance with the provisions of Section 4.1 hereof or as a court of competent jurisdiction may otherwise direct; provided that after Payment of Maximum First Lien Facility Amount, the Second Lien Agent may retain such Proceeds for application to the Maximum Second Lien Facility Amount until Payment of Maximum Second Lien Facility Amount has occurred.

Section 3.7. Revolving Nature of Certain First Lien Obligations. The Second Lien Agent, for and on behalf of itself and the Second Lien Secured Parties, expressly acknowledges and agrees that (i) the First Lien Credit Agreement includes a revolving commitment, that in the ordinary course of business the First Lien Agent and the First Lien Lenders will apply payments and make advances thereunder, and that no application of any Collateral or the release of any Lien by the First Lien Agent upon any portion of the Collateral in connection with a permitted disposition by the Loan Parties under the First Lien Credit Agreement as in effect on the date hereof, prior to a First Lien Event of Default shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the First Lien Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Lien Obligations may be modified, extended or amended from time to time (in accordance with Section 5.2), and that the aggregate amount of the First Lien Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Lien Secured Parties and without affecting the provisions hereof; and (iii) all Collateral received by the First Lien Agent may be applied, reversed, reapplied or credited, in whole or in part, to the First Lien Obligations at any time. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Lien Obligations or the Second Lien Obligations, or any portion thereof.

ARTICLE 4.

APPLICATION OF PROCEEDS

Section 4.1. Application of Proceeds.

The First Lien Agent and the Second Lien Agent hereby agree that (i) all Collateral and all Proceeds thereof received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the Collateral, (ii) all Collateral and all Proceeds thereof received by either of them in connection with the exercise of any right or remedy (including set off) relating to the Collateral, or (iii) all Collateral and all Proceeds thereof received by either of them following the commencement of any Insolvency Proceeding or other payments received from any source derived, other than (a) Reorganization Securities, (b) Excluded Term Loan Collateral, (c) cash payments received pursuant to Section 6.3(c)(ii) of this Agreement, and (c) after the completion of the liquidation or sale of all or substantially all of the Collateral or a refinancing of the First Lien Obligations, any other payments generally paid or payable to general unsecured creditors not having any priority under Sections 364(c)(1) and 507 of the Bankruptcy Code) in each case, shall be applied, first, to the payment of reasonable costs and expenses of the First Lien Agent, in its capacity as such, constituting First Lien Obligations,

second, to the payment of the other First Lien Obligations (other than the Excess First Lien Obligations) in accordance with the First Lien Loan Documents until the Discharge of First Lien Obligations (other than the Excess First Lien Obligations) shall have occurred;

third, to the payment of the Second Lien Obligations (other than the Excess Second Lien Obligations) in accordance with the Second Lien Loan Documents until the Discharge of Second Lien Obligations (other than the Excess Second Lien Obligations) shall have occurred, fourth, to the payment of the Excess First Lien Obligations in accordance with the First Lien Loan Documents until the Discharge of First Lien Obligations shall have occurred,

fifth, to the payment of the Excess Second Lien Obligations in accordance with the Second Lien Loan Documents until the Discharge of Second Lien Obligations shall have occurred, and sixth, the balance, if any, to the Loan Parties or as a court of competent jurisdiction may direct.

Section 4.2. Turnover of Collateral After Discharge. Upon the Payment of Maximum First Lien Facility Amount, the First Lien Agent shall deliver to the Second Lien Agent or shall execute such documents as the Second Lien Agent may reasonably request (at the expense of the Borrower) to enable the Second Lien Agent to have control over any Control Collateral still in the First Lien Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Thereafter, upon the Payment of Maximum Second Lien Facility Amount, the Second Lien Agent shall deliver to the First Lien Agent or shall execute such documents as the First Lien Agent may reasonably request (at the expense of the Borrower) to enable the First Lien Agent to have control over any Control Collateral still in the Second Lien Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

Section 4.3. Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the First Lien Agent shall have no obligation or liability to the Second Lien Agent or to any Second Lien Secured Party regarding the adequacy of any Proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by the First Lien Agent under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

Section 4.4. Specific Performance. Each of the First Lien Agent and the Second Lien Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower or any Guarantor shall have complied with any of the provisions of any of the Loan Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the First Lien Agent, for and on behalf of itself and the First Lien Secured Parties, and the Second Lien Agent, for and on behalf of itself and the Second Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5.

INTERCREDITOR ACKNOWLEDGEMENTS AND WAIVERS

Section 5.1. Notice of Acceptance and Other Waivers.

(a) All First Lien Obligations at any time made or incurred by the Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, hereby waives notice of acceptance, or proof of reliance by the First Lien Agent or any First Lien Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the First Lien Obligations. All Second Lien Obligations at any time made or incurred by the Borrower or any Guarantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the First Lien Agent, on behalf of itself and the First Lien Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Second Lien Agent or any Second Lien Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Second Lien Obligations.

(b) None of the First Lien Agent, any First Lien Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the First Lien Agent or any First Lien Secured Party otherwise should exercise any of its contractual rights or remedies under any First Lien Loan Documents (subject to the terms and conditions hereof), neither the First Lien Agent nor any First Lien Secured Party shall have any liability whatsoever to the Second Lien Agent or any Second Lien Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the terms and provisions of this Agreement). The First Lien Agent and the First Lien Secured Parties shall be entitled to manage and supervise their loans under any First Lien Credit Agreement and any of the other First Lien Loan Documents as they may, in their sole discretion, deem appropriate, and may manage their loans without regard to any rights or interests that the Second Lien Agent or any of the Second Lien Secured Parties have in the Collateral, except as otherwise expressly set forth in this Agreement. Subject to Sections 2.4 and 4.1, the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that neither the First Lien Agent nor any First Lien Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the First Lien Loan Documents, so long as such disposition is conducted in accordance with applicable law and does not breach the provisions of this Agreement.

Section 5.2. Modifications to First Lien Documents and Second Lien Documents.

(a) The First Lien Agent and the First Lien Secured Parties may at any time and from time to time and without the consent of or notice to the Second Lien Agent or any Second Lien Secured Party, without incurring any liability to the Second Lien Agent or any Second Lien Secured Party and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, waive, substitute, renew, refinance, or replace any or all of the First Lien Loan Documents; provided, however, that without the consent of the Second Lien Agent, the First Lien Secured Parties shall not amend, restate, supplement, modify, waive, substitute, renew, refinance or replace any or all of the First Lien Loan Documents to:

(1) increase the sum of the then outstanding aggregate principal amount of the loans made, plus the aggregate face amount of all letters of credit issued or deemed issued and outstanding, under the First Lien Credit Agreement, or the aggregate commitments under the First Lien Credit Agreement, in excess of the amount of the Maximum First Lien Facility Amount;

(2) increase the effective yield on Indebtedness under the First Lien Credit Agreement by more than 300 basis points, including (i) by increasing floors or the aggregate amount of the rates of interest set forth in the definition of “Applicable Margin” as defined in the First Lien Credit Agreement as in effect on the date hereof, and (ii) any fees that are similar to interest and/or that are recurring through the term of the First Lien Credit Agreement, that, together with any increase in clause (i), by an amount that corresponds to 300 or more basis points in yield per annum at any level of the pricing grid applicable thereto (other than any increase occurring because of fluctuations in underlying rate indices or the imposition of the Default Rate at the percentage in effect on the date hereof);

(3) subordinate all of the Liens securing the First Lien Obligations to any other Lien, or the right to payment of all of the First Lien Obligations to any other indebtedness (other than in connection with the Carve Out in an Insolvency Proceeding as permitted in Section 6.1(c) below); provided that the holder(s) of the First Lien Obligations shall be permitted to subordinate their Liens or rights to payment with respect to each other;

(4) modify any provision in the First Lien Credit Agreement as in effect on the date hereof that restricts purchases of First Lien Obligations, or voting rights related thereto, by any Loan Party or any Affiliate of any Loan Party;

(5) shorten the scheduled payments or maturity or change the average weighted life of any First Lien Obligations or modify or supplement the prepayment provisions that require mandatory prepayments of any First Lien Obligations;

(6) eliminates any advance rates with respect to any category of Collateral included in the Borrowing Base or amends or modifies any advance rate with respect to any category of Collateral included in the Borrowing Base (in each case, other than in connection with a DIP Financing) to exceed by more than fifteen percent (15%) the advance rate with respect to such category in effect as of the date hereof (it being understood that none of the following shall be deemed an increase in any advance rate: (i) the establishment, modification or elimination of Reserves or (ii) the establishment, modification or elimination of Eligible Accounts or Eligible Inventory, or the component parts thereof, in each case as provided for in the Revolving Loan Agreement as of the date hereof) or modifies any loan subject to an asset-based borrowing base into a loan not subject to an asset-based borrowing base;

(7) modify any provision thereunder (or add any such provision) that restricts any Loan Party from making payments of the Second Lien Obligations that would otherwise be permitted under the First Lien Credit Agreement as in effect on the date hereof; or

(8) make any other amendment or modification in contravention of this Agreement.

(b) The Second Lien Agent and the Second Lien Secured Parties may at any time and from time to time and without consent of or notice to the First Lien Secured Parties, without incurring any liability to the First Lien Secured Parties and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, supplement, modify, waive, substitute, renew, refinance or replace any or all of the Second Lien Loan Documents; provided, however, that without the consent of the First Lien Agent, the Second Lien Agent and the Second Lien Secured Parties shall not amend, restate, supplement, modify, waive, substitute, renew, refinance or replace any or all of the Second Lien Loan Documents to:

(1) increase the aggregate outstanding principal amount of the Second Lien Obligations in excess of the amount of the Maximum Second Lien Facility Amount;

(2) increase the effective yield on Indebtedness under the Second Lien Credit Agreement by more than 300 basis points, including by increasing the aggregate amount of the rates of interest set forth in the definition of “Applicable Margin” as defined in the Second Lien Credit Agreement, together with any fees that are similar to interest that are recurring through the term of the Second Lien Credit Agreement, in an amount that would increase the effective yield on Indebtedness under the Second Lien Credit Agreement by more than 300 basis points (other than any increase occurring because of fluctuations in underlying rate indices or the imposition of the default rate at the percentage set forth in the Second Lien Credit Agreement on the date hereof);

(3) shorten the scheduled maturity of the Second Lien Obligations;

(4) require any mandatory prepayments or scheduled repayments of the Second Lien Obligations except as provided in the Second Lien Loan Documents as in effect on the date hereof or require that any scheduled payment on the Second Lien Obligations be made earlier than the date originally scheduled for such payment;

(5) increase the amount of any prepayment premium or call protection;

(6) change any conditions, covenants, defaults or events of default thereunder that expressly restricts any Loan Party from making payments of the First Lien Obligations that would otherwise be permitted under the Second Lien Loan Documents as in effect on the date hereof;

(7) amends any covenant or financial covenant in manner that makes it more restrictive or less favorable to any Loan Party; or

(8) make any other amendment or modification in contravention of this Agreement.

(c) Subject to Sections 5.2(a) and (b) above, the First Lien Obligations and the Second Lien Obligations may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any First Lien Loan Document or any Second Lien Loan Document) of the First Lien Agent, the First Lien Secured Parties, the Second Lien Agent or the Second Lien Secured Parties, as the case may be, all without affecting the Lien Priority provided for herein or the other provisions hereof, provided, however, that the holders of such refinancing indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the First Lien Agent or the Second Lien Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the First Lien Agent or the Second Lien Agent, as the case may be, and any such refinancing transaction shall be in accordance with any applicable provisions of both the First Lien Loan Documents and the Second Lien Loan Documents (to the extent such documents survive the refinancing).

Section 5.3. Reinstatement and Continuation of Agreement.

(a) If the First Lien Agent or any First Lien Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the First Lien Obligations (a “First Lien Recovery”), then the First Lien Obligations shall be reinstated to the extent of such First Lien Recovery. If this Agreement shall have been terminated prior to such First Lien Recovery, this Agreement shall be reinstated in full force and effect in the event of such First Lien Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement, but such reinstatement shall not impose an obligation on the Second Lien Agent or Second Lien Secured Parties to disgorge payments received by the Second Lien Agent prior to such reinstatement, including from the Proceeds of Collateral, in accordance with the terms of Section 4.1 hereof. All rights, interests, agreements, and obligations of the First Lien Agent, the Second Lien Agent, the First Lien Secured Parties, and the Second Lien Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against the Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of the Borrower or any Guarantor in respect of the First Lien Obligations or the Second Lien Obligations. No priority or right of the First Lien Agent or any First Lien Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the First Lien Loan Documents, regardless of any knowledge thereof which the First Lien Agent or any First Lien Secured Party may have.

(b) If the Second Lien Agent or any Second Lien Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the Second Lien Obligations (a “Second Lien Recovery”), then the Second Lien Obligations shall be reinstated to the extent of such Second Lien Recovery. If this Agreement shall have been terminated prior to such Second Lien Recovery, this Agreement shall be reinstated in full force and effect in the event of such Second Lien Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement, but such reinstatement shall not impose an obligation on the First Lien Agent or First Lien Secured Parties to disgorge payments received by the First Lien Agent prior to such reinstatement, including from the Proceeds of Collateral, in accordance with the terms of Section 4.1 hereof. All rights, interests, agreements, and obligations of the First Lien Agent, the Second Lien Agent, the First Lien Secured Parties, and the Second Lien Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against the Borrower or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of the Borrower or any Guarantor in respect of the First Lien Obligations or the Second Lien Obligations. No right of the Second Lien Agent or any Second Lien Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the Second Lien Loan Documents, regardless of any knowledge thereof which the Second Lien Agent or any Second Lien Secured Party may have.

ARTICLE 6.

INSOLVENCY PROCEEDINGS

Section 6.1. DIP Financing.

(a) If the Borrower or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to Payment of Maximum First Lien Facility Amount, and the First Lien Agent or the First Lien Secured Parties shall seek to provide the Borrower or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing”), with such DIP Financing to be secured by Liens on all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Debtor Relief Laws) would be Collateral and assets constituting Excluded Term Loan Collateral), then the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that it will raise no objection and will not support any objection as a secured creditor, to such DIP Financing or use of cash collateral or to the Liens securing the same on any grounds, including a failure to provide “adequate protection” for the Liens of the Second Lien Agent securing the Second Lien Obligations (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral except as permitted by Section 6.3(b) and will not offer or support any debtor-in-possession financing other than as permitted in Section 6.1(b) below), and will subordinate the Liens of the Second Lien Secured Parties in the Excluded Term Loan Collateral to the Liens securing such DIP Financing, so long as (i) the Second Lien Agent retains its Lien on the Collateral to secure the Second Lien Obligations (in each case, including Proceeds thereof arising after the commencement of the case under any Debtor Relief Laws), (ii) the additional amount advanced against the Collateral pursuant to any such DIP Financing plus the amount of First Lien Obligations outstanding under the First Lien Credit Agreement as of the commencement of the Insolvency Proceeding, together with any Carve Out (defined below) does not exceed the Maximum First Lien Facility Amount, (iii) all Liens on the Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the First Lien Agent and the First Lien Secured Parties securing the First Lien Obligations on the Collateral; (iv) the DIP Financing does not compel any Borrower or any Guarantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation; (v) such DIP Financing shall be maintained as an “asset-based” loan; (vi) the advance rates, fees and other terms of such DIP Financing shall be commercially reasonable and the advance rates therein shall not be increased above 100% of any eligible asset category; and (vii) such DIP Financing shall be subject to the terms of this Agreement; provided, however, that nothing herein shall prevent the Second Lien Agent or the Second Lien Secured Parties from (x) objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization to the extent that such objection is not inconsistent with the terms of this Agreement, (y) objecting to any agreement or arrangements that require a specific treatment of the claim in the Insolvency Proceeding for purposes of a plan of reorganization or contravene the terms of this Agreement in any material respect, or (z) objecting on any grounds available to an unsecured creditor. If the Second Lien Agent and the Second Lien Secured Parties exercise the purchase option set forth in Article 7 hereof with respect to the First Lien Obligations, the First Lien Agent agrees, on behalf of the First Lien Secured Parties, that the Persons being the First Lien Agent and the First Lien Secured Parties prior to giving effect to the purchase, shall not seek to provide the Borrower or any Guarantor with a DIP Financing following such purchase.

(b) Notwithstanding the provisions of Section 6.1(a), the Second Lien Agent or any or all of the Second Lien Secured Parties may propose to provide (or support any other Person in providing) any DIP Financing if the Liens on the Collateral securing such DIP Financing are not pari passu or senior to the Liens on the Collateral that secure the First Lien Obligations and such DIP Financing shall be subject to the terms of this Agreement.

(c) In connection with the approval of any DIP Financing, (i) the First Lien Agent and the First Lien Secured Parties may consent, in their commercially reasonable discretion, to the use of cash collateral or use of DIP Financing proceeds to pay “Section 503(b)(9)” claims, “stub rent” claims, claims of creditors having or claiming to have Liens having priority over the Liens securing the First Lien Obligations and Second Lien Obligations, and other similar types of claims that may be customarily required to be paid in order for such DIP Financing to be approved; and (ii) any Liens on the Collateral held by the First Lien Agent and the First Lien Secured Parties may be subject to a carve-out amount granted with respect to professional fees and expenses, court costs, filing fees and fees and costs of the Office of the United States Trustee, as approved by the bankruptcy court (collectively, the “Carve Out”). In such circumstances, unless the Second Lien Agent and the Second Lien Secured Creditor Parties have provided DIP Financing, the Second Lien Agent and the Second Lien Secured Parties shall not object to the payment of any such Carve-Out, and the Liens on the Collateral of the Second Lien Agent and the Second Lien Secured Parties shall be subject to such Carve-Out to the same extent as, and maintaining the same relative priority to, the Liens on the Collateral of the First Lien Agent.

(d) All Liens granted to the First Lien Agent or the Second Lien Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

(e) Nothing in this Agreement shall prevent First Lien Agent or any First Lien Lender or Second Lien Agent or any Second Lien Lender from proposing a DIP Facility that is not conforming to the provisions of this Section 6.1 if such alternative DIP Financing has been requested by the Borrower (the “Nonconforming DIP Facility”); provided that the amount of such Nonconforming DIP Facility, together with the First Lien Obligations or the Second Lien Obligations, as the case may be, shall not exceed the Maximum First Lien Facility Amount or the Maximum Second Lien Facility Amount, as applicable. In such circumstances, the Borrower and the party proposing such Nonconforming DIP Facility shall provide notice to the other parties to this Agreement that a Nonconforming DIP Facility is being proposed, in which case the limitations and agreements of this Section 6.1 with respect to First Lien Agent or Second Lien Agent (or any First Lien Lender or Second Lien Lender) objecting to such DIP Facility or seeking other remedies or protection shall be inapplicable.

Section 6.2. Relief From Stay. Until the Second Lien Remedies Exercise Date, the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral (other than in connection with the provision of DIP Financing) without the First Lien Agent’s express written consent. In addition, neither the First Lien Agent nor the Second Lien Agent shall seek any relief from the automatic stay with respect to any Collateral without providing three (3) days’ prior written notice to the other, unless such period is agreed by both the First Lien Agent and the Second Lien Agent to be modified or unless, with respect to the First Lien Agent, it makes a good faith determination that either (A) the Collateral will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the First Lien Agent’s ability to realize upon the Collateral.

Section 6.3. No Contest; Adequate Protection.

(a) In any Insolvency Proceeding, the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, agrees that, prior to the Discharge of First Lien Obligations, none of them shall contest (or support any other Person contesting) (i) any request by the First Lien Agent or any First Lien Secured Party for adequate protection of its interest in the Collateral in compliance with the terms of this Agreement, (ii) except as otherwise expressly provided herein, any proposed provision of DIP Financing by the First Lien Agent and some or all of the First Lien Secured Parties consistent with Section 6.1(a), or (iii) any objection by the First Lien Agent or any First Lien Secured Party to any motion, relief, action, or proceeding based on a claim by the First Lien Agent or any First Lien Secured Party that its interests in the Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the First Lien Agent as adequate protection of its interests are subject to this Agreement.

(b) In any Insolvency Proceeding, the First Lien Agent, on behalf of itself or any of the First Lien Secured Parties, agrees that if the First Lien Secured Parties are granted adequate protection in the form of:

(1) an additional or replacement Lien in connection with any DIP Financing or use of cash collateral that constitutes Collateral, then First Lien Agent agrees that Second Lien Agent shall also be entitled to seek, without objection from the First Lien Agent, adequate protection in the form of an additional or replacement Lien, which additional or replacement Lien, if obtained, shall be junior to the Liens securing the First Lien Obligations (including those under a DIP Financing) on the same basis as the other Liens securing the Second Lien Obligations are junior to Liens securing the First Lien Obligations under this Agreement; and

(2) a superpriority or other administrative expense claim in connection with any DIP Financing or use of cash collateral that constitutes Collateral, then First Lien Agent agrees that Second Lien Agent shall also be entitled to seek, without objection from First Lien Agent, adequate protection in the form of a superpriority or other administrative expense claim (as applicable), which superpriority or other administrative expense claim, if obtained, shall be treated as Proceeds of Collateral for all purposes under this Agreement and shall be junior to the superpriority or other administrative expense claim of the First Lien Claimholders.

(c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding, in the event that the First Lien Agent, on behalf of itself or any of the First Lien Secured Parties, is granted adequate protection with respect to the Collateral in the form of (i) additional collateral (even if such collateral is not of a type which would otherwise have constituted Collateral), then the First Lien Agent, on behalf of itself and the First Lien Secured Parties, agrees that the Second Lien Agent, on behalf of itself or any of the Second Lien Secured Parties, may seek or request (and the First Lien Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations on the same basis as the other Liens of the Second Lien Agent on the Collateral, or (ii) cash payments of interest and reasonable fees and expenses of the First Lien Parties in connection with their interests in the Collateral, then the Second Lien Agent, on behalf of itself or the other Second Lien Secured Parties, may seek or request cash payments of interest and reasonable fees and expenses of the Second Lien Secured Parties in connection with their interests in the Collateral, to the extent supported by a debtor-in-possession budget as agreed by the applicable debtor and the First Lien Agent (it being understood that the First Lien Agent will not object to the inclusion of such amounts in such debtor-in-possession budget).

(d) Neither the Second Lien Agent nor any Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Agent or any First Lien Secured Party for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any First Lien Secured Party’s claim, without regard to the existence of the Lien of the Second Lien Agent on behalf of the Second Lien Secured Parties on the Collateral.

(e) Neither the First Lien Agent nor any other First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Agent or any Second Lien Secured Party for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Second Lien Secured Party’s claim.

Section 6.4. Asset Sales. The Second Lien Agent agrees, on behalf of itself and the Second Lien Secured Parties, that it will not oppose on the grounds available to a secured creditor, any sale consented to by the First Lien Agent of any Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under any law applicable to any Insolvency Proceeding) so long as the Proceeds of such sale are applied in accordance with Section 4.1; provided that (i) the First Lien Agent has agreed to release the Liens securing the First Lien Obligations on such Collateral, (ii) the Second Lien Agent may request the Bankruptcy Court in the Insolvency Proceeding to grant the Second Lien Agent a Lien in the excess proceeds from such sale or disposition (and the First Lien Agent and the other First Lien Secured Parties shall not object thereto), (iv) the Second Lien Agent shall have had an opportunity to object to any bidding procedures motion filed in the Insolvency Proceeding and the sale is conducted in compliance with the bidding procedures approved by the Bankruptcy Court in such Insolvency Proceeding, (v) such motion does not impair the rights of the Second Lien Secured Parties under Section 363(k) of the Bankruptcy Code, and (vi) the conditions and requirements for the release of the Second Lien Secured Parties’ Liens set forth in section 2.4 shall be satisfied.

Section 6.5. Separate Grants of Security and Separate Classification. Each Second Lien Secured Party and each First Lien Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the First Lien Security Documents and the Second Lien Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization (or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Secured Parties and the Second Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of First Lien Obligation claims and Second Lien Obligation claims against the Loan Parties, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, expense reimbursements and other claims that are available from the Collateral up to the Maximum First Lien Facility Amount, before any distribution is made in respect of the claims held by the Second Lien Secured Parties from the Collateral, with the Second Lien Secured Parties hereby acknowledging and agreeing to turn over to the First Lien Secured Parties payments from proceeds of the Collateral (other than Reorganization Securities) otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the Second Lien Secured Parties.

Section 6.6. Enforceability. This Agreement is intended to be a “subordination agreement” within the meaning of, and the provisions of this Agreement are intended to be and shall be enforceable under, Section 510(a) of the Bankruptcy Code.

Section 6.7. First Lien Obligations Unconditional. All rights of the First Lien Agent hereunder, and all agreements and obligations of the Second Lien Agent and the Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Lien Loan Document, in each case, in accordance with the terms hereof.

Section 6.8. Second Lien Obligations Unconditional. All rights of the Second Lien Agent hereunder, all agreements and obligations of the First Lien Agent and the Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Lien Loan Document, in each case, in accordance with the terms hereof.

Section 6.9. Reorganization Securities. Subject to the ability of the First Lien Secured Parties and the Second Lien Secured Parties, as applicable, to support or oppose confirmation or approval of any plan of reorganization as provided herein, if, in any Insolvency Proceeding, equity in the reorganized debtor or debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor (“Reorganization Securities”) are distributed pursuant to a plan of reorganization, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the Reorganization Securities distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are debt obligations secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed and to the Liens securing such debt obligations and the distribution of Proceeds thereof.

Section 6.10. Rights as Unsecured Creditors. Except as expressly provided in this Agreement, nothing contained herein shall affect the rights or claims of any Agent or any Secured Party as an unsecured creditor in any Insolvency Proceeding, and the Agents and the Secured Parties shall retain all such rights and claims (it being understood that the Secured Parties may not directly or indirectly exercise rights as an unsecured creditor which such Secured Party is expressly prohibited from exercising as a secured creditor hereunder or which are inconsistent with the terms of this Agreement).

ARTICLE 7.

PURCHASE OPTION

Section 7.1. Right to Purchase. Upon the occurrence and during the continuation of a Triggering Event, any one or more of the Second Lien Lenders (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation, upon written notice from the Second Lien Agent on behalf of such Second Lien Lenders (a “Purchase Notice”) to First Lien Agent to acquire from the First Lien Lenders all (but not less than all) of the right, title, and interest of the First Lien Lenders in and to the First Lien Obligations and the First Lien Loan Documents. The Purchase Notice, if given, shall be irrevocable. On the date specified by the Second Lien Agent in the Purchase Notice (which shall not be more than ten (10) Business Days after the receipt by First Lien Agent of the Purchase Notice), the First Lien Lenders shall sell to the purchasing Second Lien Lenders and the purchasing Second Lien Lenders shall purchase from the First Lien Lenders, the First Lien Obligations. During the period commencing on the date such notice is received by the First Lien Agent and ending on the date specified in such notice for the consummation of the purchase, the First Lien Agent shall not Exercise Any Secured Creditor Remedies without the consent of the Second Lien Agent (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, each Triggering Event shall be deemed to be an independent event and shall in each case independently trigger the right of the Second Lien Agent and the Second Lien Lenders to purchase all of the First Lien Obligations, notwithstanding the prior occurrence of another Trigger Event.

Section 7.2. Payments. On the date of such purchase and sale, the purchasing Second Lien Lenders shall:

(a) pay to First Lien Agent, for the benefit of the First Lien Lenders, as the purchase price therefor, the full amount of all the First Lien Obligations (other than (x) indemnification obligations for which no claim or demand for payment has been made at such time, and (y) First Lien Obligations cash collateralized in accordance with Section 7.2(b) below) then outstanding and unpaid;

(b)(i) furnish cash collateral to the First Lien Agent in such amounts as the First Lien Agent determines is reasonably necessary to secure the First Lien Agent and the First Lien Lenders (and their respective affiliates) in respect of any Cash Management Obligations (such cash collateral shall be applied to the reimbursement of Bank Product Obligations and Cash Management Obligations as and when such obligations become due and payable and, at such time as all of the Cash Management Obligations are paid in full, the remaining cash collateral held by First Lien Agent in respect of Cash Management Obligations shall be remitted to the Second Lien Agent for the benefit of the purchasing Second Lien Lenders), and (ii) furnish cash collateral to the First Lien Agent in such amounts as the First Lien Agent reasonably determines is necessary to secure the First Lien Agent and the First Lien Lenders in respect of any asserted claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages that are the subject of the indemnification provisions of the First Lien Credit Agreement (such cash collateral shall be applied to the reimbursement of such obligations as and when they become due and payable and, at such time as all of such obligations are paid in full, the remaining cash collateral held by First Lien Agent in respect of indemnification obligations shall be remitted to the Second Lien Agent for the benefit of the purchasing Second Lien Lenders), or make such other accommodations as are reasonably agreed between the First Lien Agent and the Second Lien Agent with respect to such obligations; and

(c) pay to First Lien Agent and the other First Lien Lenders the amount of all expenses that are reimbursable by the Loan Parties in accordance with the First Lien Loan Documents (including the reimbursement of reasonable attorneys’ fees, field examination expenses, and appraisal fees).

Such purchase price and cash collateral shall be remitted by wire transfer of federal funds to such bank account of First Lien Agent as First Lien Agent may designate in writing to Second Lien Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the purchasing Second Lien Lenders to the bank account designated by First Lien Agent are received in such bank account prior to 2:00 p.m., Eastern time, and interest shall be calculated to and including such Business Day if the amounts so paid by the purchasing Second Lien Lenders to the bank account designated by First Lien Agent are received in such bank account later than 2:00 p.m., Eastern time.

Section 7.3. Documentation. Any such purchase under this Article 7 shall be effected by the execution and delivery of a customary form of assignment and acceptance agreement and shall be expressly made without representation or warranty of any kind by First Lien Agent and the other First Lien Lenders as to the First Lien Obligations so purchased, or otherwise, and without recourse to First Lien Agent or any other First Lien Secured Party, except that each First Lien Lender shall represent and warrant: (i) that the amount quoted by such First Lien Lender as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred, and (ii) it owns, or has the full right, power and authority (not subject to any consent) to transfer to the purchasing Second Lien Lenders, the rights being transferred, free and clear of Liens.

Section 7.4. Retained Interest of First Lien Lenders. In the event that any one or more of the Second Lien Lenders exercises and consummates the purchase option set forth in this Article 7, the First Lien Lenders shall retain their indemnification rights under the First Lien Credit Agreement and shall, to the extent otherwise indemnified under the First Lien Credit Agreement by or on behalf of any Loan Party, promptly return any cash collateral held, or payment received and applied, by any of them, pursuant to Section 7.2, to the Second Lien Agent for distribution to the purchasing Second Lien Lenders, upon receipt thereof.

ARTICLE 8.

MISCELLANEOUS

Section 8.1. Rights of Subrogation. The Second Lien Agent, for and on behalf of itself and the Second Lien Secured Parties, agrees that no payment to the First Lien Agent or any First Lien Secured Party pursuant to the provisions of this Agreement shall entitle the Second Lien Agent or any Second Lien Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of First Lien Obligations shall have occurred. Following the Discharge of First Lien Obligations, the First Lien Agent agrees to execute such documents, agreements, and instruments as the Second Lien Agent or any Second Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the First Lien Obligations resulting from payments to the First Lien Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the First Lien Agent are paid by such Person upon request for payment thereof.

Section 8.2. Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the First Lien Agent or the Second Lien Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 8.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 8.2.

Section 8.3. Representations. The Second Lien Agent represents and warrants to the First Lien Agent that it has the requisite power and authority under the Second Lien Loan Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Second Lien Secured Parties and that this Agreement shall be binding obligations of the Second Lien Agent and the Second Lien Secured Parties, enforceable against the Second Lien Agent and the Second Lien Secured Parties in accordance with its terms. The First Lien Agent represents and warrants to the Second Lien Agent that it has the requisite power and authority under the First Lien Loan Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the First Lien Secured Parties and that this Agreement shall be binding obligations of the First Lien Agent and the First Lien Secured Parties, enforceable against the First Lien Agent and the First Lien Secured Parties in accordance with its terms.

Section 8.4. Amendments. No amendment, modification or waiver of any provision of this Agreement nor any consent to any departure by any Party hereto shall be effective unless (i) it is in a written agreement executed by the Second Lien Agent and the First Lien Agent, and (ii) to the extent that such amendment, modification, waiver or consent directly and adversely affects the rights of the Borrower; provided, however, that this Agreement may be amended from time to time, without the consent of either Agent, to add additional Loan Parties, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.

Section 8.5. Addresses for Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, sent electronically in PDF or similar format or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic transmission or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

First Lien Agent:	Bank of America, N. A. 100 Federal Street MA5 100 09-09 Boston, Massachusetts 02110 Attention: Stephen Garvin Stephen.garvin@baml.com

Second Lien Agent:	BSP Agency, LLC Attention: Facsimile: Telephone: Email:

Borrower:	Restoration Hardware, Inc. 15 Koch Road, Suite J Corte Madera, California 94925 Attention: Jack Preston Facsimile: (415) 927-9133 Telephone: (415) 945-3535 Email: jp@rh.com

Section 8.6. No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.7. Continuing Agreement, Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the First Lien Agent, any First Lien Secured Party, the Second Lien Agent, or any Second Lien Secured Party may assign or otherwise transfer all or any portion of the First Lien Obligations or the Second Lien Obligations, as applicable, to any other Person (other than the Borrower, any Guarantor or any subsidiary or Affiliate of the Borrower or any Guarantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the First Lien Agent, the Second Lien Agent, any First Lien Secured Party, or any Second Lien Secured Party, as the case may be, herein or otherwise. The First Lien Secured Parties and the Second Lien Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Loan Party on the faith hereof.

Section 8.8. Governing Law; Entire Agreement. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 8.9. Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 8.10. No Third Party Beneficiaries. This Agreement is solely for the benefit of the First Lien Agent, the First Lien Secured Parties, the Second Lien Agent and the Second Lien Secured Parties. No other Person (including the Borrower, any Guarantor or any Affiliate of the Borrower or any Guarantor, or any subsidiary of the Borrower or any Guarantor) shall be deemed to be a third party beneficiary of this Agreement.

Section 8.11. Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 8.12. Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 8.13. VENUE; JURY TRIAL WAIVER.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF (OR IF THE APPLICABLE LOAN PARTY IS THEN SUBJECT TO AN INSOLVENCY PROCEEDING, THE NON-EXCLUSIVE JURISDICTION OF SUCH BANKRUPTCY COURT HAVING JUISDICTION OVER SUCH LOAN PARTY), IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT (OR BANKRUPTCY COURT, IF APPLICABLE). EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY FIRST LIEN SECURED PARTY OR ANY SECOND LIEN SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY FIRST LIEN LOAN DOCUMENTS, OR ANY SECOND LIEN LOAN DOCUMENTS AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 8.14. Intercreditor Agreement. This Agreement is the Intercreditor Agreement referred to in the First Lien Credit Agreement and the ABL Intercreditor Agreement referred to in the Second Lien Credit Agreement. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any First Lien Secured Party to the obligations due to any Second Lien Secured Party or (ii) any Second Lien Secured Party to the obligations due to any First Lien Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of indebtedness.

Section 8.15. No Warranties or Liability. The Second Lien Agent and the First Lien Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other First Lien Loan Document or any Second Lien Loan Document. Except as otherwise provided in this Agreement, the Second Lien Agent and the First Lien Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 8.16. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Lien Loan Document or any Second Lien Loan Document, the provisions of this Agreement shall govern.

Section 8.17. Information Concerning the Loan Parties. Each of the Second Lien Agent and the First Lien Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of non-payment of the First Lien Obligations or the Second Lien Obligations. The Second Lien Agent and the First Lien Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Lien Agent or the First Lien Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to such other party or any other party on any subsequent occasion except as required pursuant to Section 3.3, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, or (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

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IN WITNESS WHEREOF, the First Lien Agent, for and on behalf of itself and the First Lien Lenders, and the Second Lien Agent, for and on behalf of itself and the Second Lien Lenders, have caused this Agreement to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A., in its capacity as the First Lien Agent

By:	/s/ Joseph Becker
Name: Joseph Becker Title: Managing Director

BSP AGENCY, LLC, in its capacity as the Second Lien Agent

By:	/s/ Ira Wishe
Name: Ira Wishe Title: Authorized Signatory

[Signature Page to ABL Intercreditor Agreement]

ACKNOWLEDGMENT

The Borrower and each Guarantor hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the First Lien Agent, the First Lien Secured Parties, the Second Lien Agent, and the Second Lien Secured Parties and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. The Borrower and each Guarantor further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement and (i) as between the First Lien Secured Parties, the Borrower and the Guarantors, the First Lien Loan Documents remain in full force and effect as written and are in no way modified hereby, and (ii) as between the Second Lien Secured Parties, the Borrower and the Guarantors, the Second Lien Loan Documents remain in full force and effect as written and are in no way modified hereby.

RESTORATION HARDWARE, INC.

By:	/s/ Jack Preston
Name:	Jack Preston
Title: Chief Financial Officer

RH US, LLC

By:	/s/ Jack Preston
Name:	Jack Preston
Title: SVP of Finance, Chief Strategy Officer and Assistant Treasurer

WATERWORKS OPERATING CO., LLC

By:	/s/ Jack Preston
Name:	Jack Preston
Title: Assistant Treasurer

WATERWORKS IP CO., LLC

By:	/s/ Jack Preston
Name:	Jack Preston
Title: Assistant Treasurer

[Signature Page to ABL Intercreditor Agreement]

RH YOUNTVILLE, INC.

By:	/s/ Edward T. Lee
Name:	Edward T. Lee
Title: Secretary

RHM, LLC

By:	/s/ Jack Preston
Name:	Jack Preston
Title: SVP of Finance, Chief Strategy Officer and Assistant Treasurer

[Signature Page to ABL Intercreditor Agreement]